INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made this 30th day of August, 2002, in Denver, Colorado, by and between INVESCO Funds Group, Inc. (the "Adviser"), a Delaware corporation, and INVESCO Manager Series Funds, Inc., a Maryland corporation (the "Company").

                             W I T N E S S E T H :

     WHEREAS, the Company is a corporation organized under the laws of the State of Maryland; and

     WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company and currently has one series of shares which is divided into three classes, which may be divided into additional series and classes, representing an interest in a separate portfolio of investments specific in Schedule A (each a "Fund" and, collectively, the "Funds"); and

     WHEREAS, the Company desires that the Adviser manage its investment operations and provide certain other services, and the Adviser desires to manage said operations and to provide such other services;

     NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1. INVESTMENT MANAGEMENT SERVICES. The Adviser hereby agrees to manage the investment operations of the Company's Funds, subject to the terms of this Agreement and to the supervision of the Company's directors (the "Directors"). The Adviser agrees to perform, or arrange for the performance of, the following specific services for the Company:

          (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, of the Company's Funds, and to execute all purchases and sales of portfolio securities;

          (b) to maintain a continuous investment program for the Company's Funds, consistent with (i) the Funds' investment policies as set forth in the Company's Articles of Incorporation, Bylaws, and Registration Statement, as from time to time amended, under the 1940 Act, and in any prospectus and/or statement of additional information of the Company, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

          (c) to determine what securities are to be purchased or sold for the Company's Funds, unless otherwise directed by the Directors of the Company, and to execute transactions accordingly;

          (d) to provide to the Company's Funds the benefit of all of the investment analyses and research, the reviews of current economic conditions and of trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of the Adviser;

          (e) to determine what portion of the Company's Funds should be invested in the various types of securities authorized for purchase by the Funds; and

          (f) to make recommendations as to the manner in which voting rights, rights to consent to Company action and any other rights pertaining to the Funds' securities shall be exercised.

          With respect to execution of transactions for the Company's Funds, the Adviser is authorized to employ such brokers or dealers ("Brokers") as may, in the Adviser's best judgment, implement the policy of the Company to obtain prompt and reliable execution at the most favorable price obtainable. In assigning an execution or negotiating the commission to be paid therefor, the Adviser is authorized to consider the full range and quality of a Broker's services which benefit the Company, including but not limited to research and analytical capabilities, reliability of performance, and financial soundness and responsibility. Research services prepared and furnished by Brokers through which the Adviser effects securities transactions on behalf of the Company may be used by the Adviser in servicing all of its accounts, and not all such services may be used by the Adviser in connection with the Company. In the selection of a Broker for execution of any negotiated transaction, the Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate for such transaction, or to select any Broker solely on the basis of its purported or "posted" commission rate for such transaction, provided, however, that the Adviser shall consider such "posted" commission rates, if any, together with any other information available at the time as to the level of commissions known to be charged on comparable transactions by other qualified brokerage firms, as well as all other relevant factors and circumstances, including the size of any contemporaneous market in such securities, the importance to the Company of speed, efficiency, and confidentiality of execution, the execution capabilities required by the circumstances of the particular transactions, and the apparent knowledge or familiarity with sources from or to whom such securities may be purchased or sold. Where the commission rate reflects services, reliability and other relevant factors in addition to the cost of execution, the Adviser shall have the burden of demonstrating that such expenditures were bona fide and for the benefit of the Company.

     2. OTHER SERVICES AND FACILITIES. The Adviser shall, in addition, supply at its own expense all supervisory and administrative services and facilities necessary in connection with the day-to-day operations of the Company (except those associated with the preparation and maintenance of certain required books and records, and recordkeeping and administrative functions relating to employee benefit and retirement plans, which services and facilities are provided under a separate Administrative Services Agreement between the Company and the Adviser). These services shall include, but not be limited to: supplying the Company with officers, clerical staff and other employees, if any, who are necessary in connection with the Company's operations; furnishing office space, facilities, equipment, and supplies; providing personnel and facilities required to respond to inquiries related to shareholder accounts; conducting periodic compliance reviews of the Company's operations; preparation and review of required documents, reports and filings by the Adviser's in-house legal and accounting staff (including the prospectus, statement of additional information, proxy statements, shareholder reports, tax returns, reports to the SEC, and other corporate documents of the Company), except insofar as the assistance of independent accountants or attorneys is necessary or desirable; supplying basic telephone service and other utilities; and preparing and maintaining the books and records required to be prepared and maintained by the Company pursuant to Rule 31a-1(b)(4), (5), (9), and (10) under the Investment Company Act of 1940. All books and records prepared and maintained by the Adviser for the Company under this Agreement shall be the property of the Company and, upon request therefor, the Adviser shall surrender to the Company such of the books and records so requested.

     3. PAYMENT OF COSTS AND EXPENSES. The Adviser shall bear the costs and expenses of all personnel, facilities, equipment and supplies reasonably necessary to provide the services required to be provided by the Adviser under this Agreement. The Company shall pay all of the costs and expenses associated with its operations and activities, except those expressly assumed by the Adviser under this Agreement, including but not limited to:

          (a) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Company in connection with securities transactions to which the Company is a party or in connection with securities owned by the Company's Funds;

          (b) the fees, charges and expenses of any independent public accountants, custodian, depository, dividend disbursing agent, dividend reinvestment agent, transfer agent, registrar, independent pricing services and legal counsel for the Company;

          (c)  the interest on indebtedness, if any, incurred by the Company;

          (d) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by the Company to federal, state, county, city, or other governmental agents;

          (e) the fees and expenses involved in maintaining the registration and qualification of the Company and of its shares under laws administered by the Securities and Exchange Commission or under other applicable regulatory requirements;

          (f) the compensation and expenses of its independent Directors, and the compensation of any employees and officers of the Company who are not employees of the Adviser or one of its affiliated companies and compensated as such;

          (g) the costs of printing and distributing reports, notices of shareholders' meetings, proxy statements, dividend notices, prospectuses, statements of additional information and other communications to the Company's shareholders, as well as all expenses of shareholders' meetings and Directors' meetings;

          (h) all costs, fees or other expenses arising in connection with the organization and filing of the Company's Articles of Incorporation, including its initial registration and qualification under the 1940 Act and under the Securities Act of 1933, as amended, the initial determination of its tax status and any rulings obtained for this purpose, the initial registration and qualification of its securities under the laws of any state and the approval of the Company's operations by any other federal, state, or foreign authority;

          (i)  the  expenses  of  repurchasing   and  redeeming  shares  of  the
               Company's Funds;

          (j)  insurance premiums;

          (k) the costs of designing, printing, and issuing certificates representing shares of beneficial interest of the Company's Funds;

          (l) extraordinary expenses, including fees and disbursements of Company counsel, in connection with litigation by or against the Company;

          (m) premiums for the fidelity bond maintained by the Company pursuant to Section 17(g) of the 1940 Act and rules promulgated thereunder (except for such premiums as may be allocated to third parties, as insured thereunder);

          (n)  association and institute dues;

          (o) the expenses of distributing shares of the Company but only if and to the extent permissible under a plan of distribution adopted by the Company pursuant to Rule 12b-1 of the 1940 Act; and

          (p) all fees paid by the Company for administrative, recordkeeping, and sub-accounting services under the Administrative Services Agreement between the Company and the Adviser dated June 1, 2000, as amended August 30, 2002.

     4. USE OF AFFILIATED COMPANIES. In connection with the rendering of the services required to be provided by the Adviser under this Agreement, the Adviser may, to the extent it deems appropriate and subject to compliance with the requirements of applicable laws and regulations, and upon receipt of written approval of the Company, make use of its affiliated companies and their employees; provided that the Adviser shall supervise and remain fully responsible for all such services in accordance with and to the extent provided by this Agreement and that all costs and expenses associated with the providing of services by any such companies or employees and required by this Agreement to be borne by the Adviser shall be borne by the Adviser or its affiliated companies.

     5. COMPENSATION OF THE ADVISER. For the advisory services assumed by the Adviser under this Agreement, the Company shall pay to the Adviser the fees set forth on Schedule B.

     6. AVOIDANCE OF INCONSISTENT POSITIONS AND COMPLIANCE WITH LAWS. In connection with purchases or sales of securities for the Company's Funds, neither the Adviser nor its officers or employees will act as a principal or agent for any party other than the Company's Funds or receive any commissions. The Adviser will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

     7. DURATION AND TERMINATION. This Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of the Company's Funds, and unless sooner terminated as hereinafter provided, shall remain in force for an initial term ending two years from the date of execution, and from year to year thereafter, but only as long as such continuance is specifically approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Company's Funds or by the Directors, and (ii) by a majority of the Directors who are not interested persons of the Adviser or the Company by votes cast in person at a meeting called for the purpose of voting on such approval.

          This Agreement may, on 60 days' prior written notice, be terminated without the payment of any penalty, by the Directors, or by the vote of a majority of the outstanding voting securities of the Company's Funds, as the case may be, or by the Adviser. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of
          Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms and provisions of said order. In interpreting the provisions of this paragraph 7, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act (particularly the definitions of "interested person," "assignment" and "vote of a majority of the outstanding voting securities") shall be applied.

          The Adviser agrees to furnish to the Directors such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

          Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in paragraph 5 earned prior to such termination.

     8. NON-EXCLUSIVE SERVICES. The Adviser shall, during the term of this Agreement, be entitled to render investment advisory services to others, including, without limitation, other investment companies with similar objectives to those of the Company's Funds. The Adviser may, when it deems such to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Company's Funds in order to obtain best execution and lower brokerage commissions. In such event, the Adviser shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Company's Funds and the Adviser's other customers.

     9.   Miscellaneous Provisions.
          ------------------------

          NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

          AMENDMENTS HEREOF. No provision of this Agreement may be orally changed or discharged, but may only be modified by an instrument in writing signed by the Company and the Adviser. In addition, no amendment to this Agreement shall be effective unless approved by (1) the vote of a majority of the Directors, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment, and (2) the vote of a majority of the outstanding voting securities of any of the Company's Funds as to which such amendment is applicable (other than an amendment which can be effective without shareholder approval under applicable law).

          SEVERABILITY. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

          HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

          APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland. To the extent that the applicable laws of the State of Maryland, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

     IN WITNESS WHEREOF, the Adviser and the Company each has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, on the date first above written.


                                    INVESCO MANAGER SERIES FUNDS, INC.

ATTEST:
                                    By:/s/ Raymond R. Cunningham
                                       ----------------------------------------
/s/ Glen A. Payne                      Raymond R. Cunningham
----------------------                 President & COO
Glen A. Payne
Secretary


                                    INVESCO FUNDS GROUP, INC.

ATTEST:
                                    By: /s/ Raymond R. Cunningham
                                        ----------------------------------------
/s/ Glen A. Payne                       Raymond R. Cunningham
-----------------------                 Vice President
Glen A. Payne
Secretary

                          INVESTMENT ADVISORY AGREEMENT
                                   SCHEDULE A

REGISTERED
INVESTMENT
COMPANY                                 FUNDS                     EFFECTIVE DATE
--------------------------------------------------------------------------------
INVESCO MANAGER SERIES FUNDS, INC.                               August 30, 2002
                                        Multi-Sector Fund

                          INVESTMENT ADVISORY AGREEMENT
                                   SCHEDULE B

For the services to be rendered and the charges and expenses to be assumed by the Adviser hereunder, the Company shall pay to the Adviser an advisory fee which will be computed daily and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of the INVESCO Multi-Sector Fund, as determined by valuations made in accordance with the INVESCO Multi-Sector Fund's procedures for calculating its net asset value as described in the Prospectus and/or Statement of Additional Information. The advisory fee to the Adviser shall be computed an annual rate of 0.75% of the INVESCO Multi-Sector Fund's daily average net assets.

No such fee shall be paid to the Adviser with respect to any assets of the INVESCO Multi-Sector Fund which may be invested in any other investment company for which the Adviser serves as investment adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month.

Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of this section and shall be borne by the INVESCO Multi-Sector Fund in any event. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and shall not be deemed to be expenses for purposes of this section.